Exhibit 99.1
Zuora Reports Third Quarter Fiscal 2021 Results

Subscription revenue grew 15% year-over-year; total revenue grew 8% year-over-year

Redwood City, Calif. – December 3, 2020 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal third quarter ended October 31, 2020.
“In the third quarter, we exceeded expectations across our key financial metrics, including subscription revenue, income, and meeting our free cash flow target one quarter early,” said Tien Tzuo, founder and CEO of Zuora. “Our enterprise go-to-market initiatives are gaining traction, helping us land the largest deal in the company’s history. The demand for subscription business models remains strong and we have strengthened the foundation for Zuora to continue to lead the market.”

Third Quarter Fiscal 2021 Financial Results:
•Revenue: Total revenue was $77.2 million, an increase of 8% year-over-year. Subscription revenue was $62.0 million, an increase of 15% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $16.0 million, compared to a loss of $19.0 million in the third quarter of fiscal 2020.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $0.0 million, compared to a non-GAAP loss from operations of $7.3 million in the third quarter of fiscal 2020.
•GAAP Net Loss: GAAP net loss was $16.8 million, or 22% of revenue, compared to a net loss of $18.2 million, or 25% of revenue, in the third quarter of fiscal 2020. GAAP net loss per share was $0.14 based on 118.5 million weighted-average shares outstanding, compared to a net loss per share of $0.16 based on 111.8 million weighted-average shares outstanding in the third quarter of fiscal 2020.
•Non-GAAP Net Loss: Non-GAAP net loss was $0.8 million, compared to a non-GAAP net loss of $6.5 million in the third quarter of fiscal 2020. Non-GAAP net loss per share was $0.01 based on 118.5 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.06 based on 111.8 million weighted-average shares outstanding in the third quarter of fiscal 2020.
•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $1.4 million, compared to net cash provided by operating activities of $3.5 million in the third quarter of fiscal 2020.
•Free Cash Flow: Free cash flow was $0.0 million compared to negative $5.1 million in the third quarter of fiscal 2020.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $178.8 million as of October 31, 2020.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 was 653, which represents 11% year-over-year growth.
•Dollar-based retention rate was 99%.

•Customer usage of Zuora solutions grew, with $14.6 billion in transaction volume through Zuora’s billing platform during our third quarter, an increase of 31% year-over-year.
•Announced global partnerships with GoCardless, PwC Consulting LLC and SB Payment Service Corp in Japan.
•Notable recent go-lives included: Bosch, Media24, Panasonic, Siemens Smart Infrastructure, Sonos, and Thomson Reuters.
•Highlighted customers from multiple industries and geographies in marketing and announcements including The Guardian, Carbar, Konecranes, and Octo Telematics.

Financial Outlook:
As of December 3, 2020, we are providing guidance for the fourth quarter and full year fiscal 2021 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the ongoing COVID-19 pandemic.

For the fourth quarter and full fiscal year 2021, Zuora currently expects the following results:

	Fourth Quarter	Fiscal 2021
Subscription revenue	$62.0M - $63.0M	$239.2M - $240.2M
Total revenue	$75.0M - $77.0M	$301.1M - $303.1M
Non-GAAP loss from operations	$(5.5M) - $(4.5M)	$(14.7M) - $(13.7M)
Non-GAAP net loss per share¹	$(0.06) - $(0.05)	$(0.14) - $(0.13)

(1) Non-GAAP net loss per share was computed assuming 120.0 million and 117.6 million weighted-average shares outstanding for the fourth quarter of fiscal 2021 and full year fiscal 2021, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on December 3, 2020 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 5528449. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 5528449. The replay will be available through December 10, 2020.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

•Charitable donations. We exclude expenses associated with the charitable donation of our common stock from certain of our non-GAAP financial measures. We believe that excluding these non-recurring and non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.

•Certain litigation. We exclude non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding litigation that is outside of the ordinary course of our business from our non-GAAP financial measures in the second quarter of fiscal 2021 as expenses relating to this type of litigation significantly increased during the period, specifically expenses relating to our ongoing securities class actions and derivative litigation.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for damaged property and equipment at our corporate headquarters.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the fourth fiscal quarter of fiscal year 2021 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on September 4, 2020 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not be able to sustain or manage any future growth effectively; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with strategic partners such as global systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, requests for extended billing and payment terms from customers affected by COVID-19, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process seamlessly across billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet, and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contacts:
Carolyn Bass
cbass@zuora.com
415-445-3232

Luana Wolk
investorrelations@zuora.com

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2020 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription	$62,020	$54,038	$177,228	$151,996
Professional services	15,226	17,784	48,905	53,668
Total revenue	77,246	71,822	226,133	205,664
Cost of revenue:
Subscription	15,611	13,858	43,627	38,589
Professional services	17,655	20,443	55,011	61,445
Total cost of revenue	33,266	34,301	98,638	100,034
Gross profit	43,980	37,521	127,495	105,630
Operating expenses:
Research and development	18,907	17,903	55,877	53,662
Sales and marketing	28,058	28,027	85,162	80,818
General and administrative	13,024	10,597	41,672	32,366
Total operating expenses	59,989	56,527	182,711	166,846
Loss from operations	(16,009)	(19,006)	(55,216)	(61,216)
Interest and other (expense) income, net	(352)	1,190	1,962	2,294
Loss before income taxes	(16,361)	(17,816)	(53,254)	(58,922)
Income tax provision	412	421	1,129	720
Net loss	(16,773)	(18,237)	(54,383)	(59,642)
Comprehensive loss:
Foreign currency translation adjustment	18	(141)	(71)	(416)
Unrealized (loss) gain on available-for-sale securities	(103)	75	(20)	121
Comprehensive loss	$(16,858)	$(18,303)	$(54,474)	$(59,937)
Net loss per share, basic and diluted	$(0.14)	$(0.16)	$(0.47)	$(0.54)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	118,460	111,835	116,824	110,436

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$104,047	$54,275
Short-term investments	74,710	117,662
Accounts receivable, net	59,272	68,875
Deferred commissions, current portion	11,570	9,585
Prepaid expenses and other current assets	16,887	16,387
Total current assets	266,486	266,784
Property and equipment, net	35,066	33,489
Operating lease right-of-use assets	48,992	54,286
Purchased intangibles, net	4,351	5,620
Deferred commissions, net of current portion	19,219	19,591
Goodwill	17,632	17,632
Other assets	3,588	4,825
Total assets	$395,334	$402,227
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$231	$2,098
Accrued expenses and other current liabilities	14,081	17,731
Accrued employee liabilities	26,740	24,193
Debt, current portion	4,432	4,432
Deferred revenue, current portion	107,308	111,411
Operating lease liabilities, current portion	9,181	5,755
Total current liabilities	161,973	165,620
Debt, net of current portion	2,790	6,094
Deferred revenue, net of current portion	702	1,007
Operating lease liabilities, net of current portion	55,843	62,307
Deferred tax liabilities	1,564	1,569
Other long-term liabilities	4,171	971
Total liabilities	227,043	237,568
Stockholders’ equity:
Class A common stock	11	10
Class B common stock	1	2
Additional paid-in capital	613,413	555,307
Accumulated other comprehensive income	97	188
Accumulated deficit	(445,231)	(390,848)
Total stockholders’ equity	168,291	164,659
Total liabilities and stockholders’ equity	$395,334	$402,227

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2020	2019
		As Adjusted¹
Cash flows from operating activities:
Net loss	$(54,383)	$(59,642)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	11,172	8,440
Stock-based compensation	43,933	31,413
Provision for credit losses	3,038	3,229
Donation of common stock to charitable foundation	1,000	—
Amortization of deferred commissions	8,558	7,049
Reduction in carrying amount of right-of-use assets	6,358	6,310
Other	182	121
Changes in operating assets and liabilities:
Accounts receivable	6,565	(5,044)
Prepaid expenses and other assets	(204)	(4,004)
Deferred commissions	(10,172)	(6,794)
Accounts payable	(1,869)	(228)
Accrued expenses and other liabilities	(801)	696
Accrued employee liabilities	5,697	4,624
Deferred revenue	(4,408)	7,323
Operating lease liabilities	(6,515)	(1,092)
Net cash provided by (used in) operating activities	8,151	(7,599)
Cash flows from investing activities:
Purchases of property and equipment	(12,074)	(12,878)
Insurance proceeds for damaged property and equipment	988	—
Purchases of short-term investments	(61,783)	(155,936)
Sales of short-term investments	2,511	3,496
Maturities of short-term investments	102,305	155,800
Net cash provided by (used in) investing activities	31,947	(9,518)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	8,876	8,981
Proceeds of issuance of common stock under employee stock purchase plan	4,214	5,069
Repurchases of unvested common stock	(15)	(70)
Principal payments on long-term debt	(3,330)	(1,850)
Net cash provided by financing activities	9,745	12,130
Effect of exchange rates on cash and cash equivalents	(71)	(416)
Net increase (decrease) in cash and cash equivalents	49,772	(5,403)
Cash and cash equivalents, beginning of period	54,275	70,024
Cash and cash equivalents, end of period	$104,047	$64,621
(1) Effective February 1, 2019, the Company adopted Topic 842 using the modified retrospective approach.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$15,611	$(1,224)	$(423)	$(587)	$—	$13,377
Cost of professional services revenue	17,655	(2,508)	—	—	—	15,147
Gross profit	43,980	3,732	423	587	—	48,722
Operating expenses:
Research and development	18,907	(4,914)	—	764	—	14,757
Sales and marketing	28,058	(3,868)	—	—	—	24,190
General and administrative	13,024	(2,259)	—	—	(967)	9,798
Loss from operations	(16,009)	14,773	423	(177)	967	(23)
Net Loss	$(16,773)	$14,773	$423	$(177)	$967	$(787)
Net loss per share, basic and diluted(1)	$(0.14)					$(0.01)
Gross margin	57%					63%
Subscription gross margin	75%					78%

	Three Months Ended October 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$13,858	$(683)	$(423)	$(1,028)	$11,724
Cost of professional services revenue	20,443	(1,814)	—	—	18,629
Gross profit	37,521	2,497	423	1,028	41,469
Operating expenses:
Research and development	17,903	(4,015)	—	1,557	15,445
Sales and marketing	28,027	(3,728)	—	—	24,299
General and administrative	10,597	(1,598)	—	—	8,999
Loss from operations	(19,006)	11,838	423	(529)	(7,274)
Net Loss	$(18,237)	$11,838	$423	$(529)	$(6,505)
Net loss per share, basic and diluted(1)	$(0.16)				$(0.06)
Gross margin	52%				58%
Subscription gross margin	74%				78%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 118,460 and 111,835 basic and diluted weighted-average shares of common stock for the three months ended October 31, 2020 and 2019, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Nine Months Ended October 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$43,627	$(3,541)	$(1,269)	$(1,022)	$—	$—	$37,795
Cost of professional services revenue	55,011	(7,290)	—	—	—	—	47,721
Gross profit	127,495	10,831	1,269	1,022	—	—	140,617
Operating expenses:
Research and development	55,877	(14,401)	—	3,468	—	—	44,944
Sales and marketing	85,162	(11,721)	—	—	—	—	73,441
General and administrative	41,672	(6,980)	—	—	(1,000)	(2,202)	31,490
Loss from operations	(55,216)	43,933	1,269	(2,446)	1,000	2,202	(9,258)
Net Loss	$(54,383)	$43,933	$1,269	$(2,446)	$1,000	$2,202	$(8,425)
Net loss per share, basic and diluted(1)	$(0.47)						$(0.07)
Gross margin	56%						62%
Subscription gross margin	75%						79%

	Nine Months Ended October 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$38,589	$(1,987)	$(1,353)	$(1,779)	$33,470
Cost of professional services revenue	61,445	(5,157)	—	—	56,288
Gross profit	105,630	7,144	1,353	1,779	115,906
Operating expenses:
Research and development	53,662	(11,690)	—	3,155	45,127
Sales and marketing	80,818	(8,071)	—	—	72,747
General and administrative	32,366	(4,508)	—	—	27,858
Loss from operations	(61,216)	31,413	1,353	(1,376)	(29,826)
Net Loss	$(59,642)	$31,413	$1,353	$(1,376)	$(28,252)
Net loss per share, basic and diluted(1)	$(0.54)				$(0.26)
Gross margin	51%				56%
Subscription gross margin	75%				78%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 116,824 and 110,436 basic and diluted weighted-average shares of common stock for the nine months ended October 31, 2020 and 2019, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,
	2020	2019
Net cash provided by operating activities	$1,360	$3,509
Less:
Purchases of property and equipment, net of insurance recoveries	(1,386)	(8,636)
Free cash flow	$(26)	$(5,127)